Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

On July 30, 2010, Shenandoah Telecommunications Company (“Shentel” or the “Company”), through its wholly-owned subsidiary Shentel Cable Company, completed the acquisition of the cable system assets and operations of Helicon Cable Holdings, LLC (“Helicon”), which owned cable systems in southern Virginia and West Virginia and operated under the JetBroadBand brand name.  The purchase price for the acquisition was $148 million, adjusted for working capital balances as defined.

The Company has accounted for the acquisition under the purchase method of accounting.  Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values.  The preliminary allocation of the purchase price was based upon management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, and such estimates and assumptions are subject to change.

The following unaudited pro forma combined consolidated financial information has been prepared to give effect to the completed acquisition and to the assumptions and adjustments in the accompanying notes.  The unaudited pro forma combined consolidated balance sheet as of March 31, 2010 gives effect to the acquisition as if it had occurred on March 31, 2010 and is derived from the unaudited financial statements of the Company and Helicon as of March 31, 2010.  The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2009 and the three months ended March 31, 2010 give effect to the acquisition as if it had occurred on January 1, 209 and are derived from the audited financial statements of the Company and Helicon for the year ended December 31, 2009 and the unaudited financial statements of the Company and Helicon for the three months ended March 31, 2010.

The unaudited pro forma combined consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of the combined consolidated financial position or results of operations in future periods or the results that actually would have been realized had the acquisition actually occurred on the dates indicated above.  The adjustments necessary to present fairly the unaudited pro forma combined consolidated financial information have been made based on available information and, in the opinion of management, are reasonable.  This unaudited pro forma combined consolidated financial information should be read in conjunction with the accompanying notes, the financial statements and the related notes included in the Company’s Annual Report on Form 10-K for the year end December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010, and Helicon’s audited financial statements and related notes for the year ended December 31, 2009 and unaudited financial statements for the three months ended March 31, 2010, which are attached as Exhibit 99.1 to this Form 8-K.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
As of March 31, 2010
(in thousands)

	Historical
ASSETS	Shenandoah Telecommun- ications Company	Helicon Cable Holdings, LLC	Pro Forma Adjustments		Pro Forma Combined

Current Assets
Cash and cash equivalents	$18,198	$1,589	$11,567	(a)	$31,354
Accounts receivable, net	16,734	3,259	-		19,993
Income taxes receivable	734	-	1,410	(c)	2,144
Materials and supplies	4,895	-	-		4,895
Prepaid expenses and other	3,209	391	-		3,600
Assets held for sale	10,676	-	-		10,676
Deferred income taxes	616	-	-		616
Total current assets	55,062	5,238	12,977		73,278

Investments	8,683	-	-		8,683

Net property, plant and equipment	203,448	67,713	(12,563)	(a)	258,598

Other Assets
Intangible assets, net	2,310	59,083	26,381	(a)	87,774
Cost in excess of net assets of businesses acquired	4,418	-	7,386	(b)	11,804
Deferred charges and other assets, net	1,216	748	(604)	(a)	1,360
Net other assets	7,944	59,831	33,163		100,938
Total assets	$275,137	$132,783	$33,577		$441,497

(Continued)

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
As of March 31, 2010
(in thousands)

	Historical
LIABILITIES AND SHAREHOLDERS’ EQUITY	Shenandoah Telecommun-ications Company	Helicon Cable Holdings, LLC	Pro Forma Adjustments		Pro Forma Combined

Current Liabilities
Current maturities of long-term debt	$5,588	$2,682	$(7,750)	(c)	$520
Accounts payable	5,213	5,439	-		10,652
Advanced billings and customer deposits	6,542	2,636	-		9,178
Accrued compensation	1,181	-	-		1,181
Liabilities held for sale	890	-	-		890
Accrued liabilities and other	3,573	-	-		3,573
Total current liabilities	22,987	10,757	(7,750)		25,994

Long-term debt, less current maturities	26,248	85,267	80,116	(c)	191,631

Other Long-Term Liabilities
Deferred income taxes	29,095	-	-		29,095
Deferred lease payable	3,430	-	-		3,430
Asset retirement obligations	6,033	-	-		6,033
Other liabilities	4,133	1,962	(1,962)	(c)	4,133
Total other liabilities	42,691	1,962	(1,962)		42,691

Commitments and Contingencies

Shareholders’ Equity
Common stock	18,651	34,797	(34,797)	(a)	18,651
Retained earnings	166,984	-	(2,030)	(c)	164,954
Accumulated other comprehensive loss, net of tax	(2,424)	-	-		(2,424)
Total shareholders’ equity	183,211	34,797	(36,827)		181,181

Total liabilities and shareholders’ equity	$275,137	$132,783	$33,577		$441,497

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME
For the Three Months Ended March 31, 2010
(in thousands)

	Historical
	Shenandoah Telecomm-unications Company	Helicon Cable Holdings, LLC	Pro Forma Adjustments		Pro Forma Combined

Operating revenues	$41,518	$11,509	$-		$53,027

Operating expenses:
Cost of goods and services, exclusive of depreciation and amortization shown separately below	13,918	5,128	-		19,046
Selling, general and administrative, exclusive of depreciation and amortization shown separately below	7,773	2,385	-		10,158
Depreciation and amortization	8,327	3,013	(1,267)	(a)	10,073
Total operating expenses	30,018	10,526	(1,267)		39,277
Operating income	11,500	983	1,267		13,750

Other income (expense):
Interest expense	(310)	(1,646)	100	(c)	(1,856)
Gain (loss) on investments, net	(67)	-	-		(67)
Non-operating income, net	87	-	-		87
Income (loss) from continuing operations before income taxes	11,210	(663)	1,367		11,914

Income tax expense (benefit)	4,641	(275)	566	(c)	4,932
Net income (loss) from continuing operations	6,569	(388)	801		6,982
Earnings from discontinued operations, net of taxes	185	-	-		185
Net income (loss)	$6,754	$(388)	$801		$7,167

Basic and diluted income (loss) per share:

Net income (loss) from continuing operations	$0.28	$-	$-		$0.29
Net earnings from discontinued operations	0.01	-	-		0.01
Net income (loss)	$0.29	$-	$-		$0.30
Weighted average shares outstanding:
Basic	23,698		-		23,698
Diluted	23,733		-		23,733

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2009
(in thousands)

	Historical
	Shenandoah Telecomm-unications Company	Helicon Cable Holdings, LLC	Pro Forma Adjustments		Pro Forma Combined

Operating revenues	$160,616	$44,620	$-		$205,236

Operating expenses:
Cost of goods and services, exclusive of depreciation and amortization shown separately below	54,032	20,234	-		74,266
Selling, general and administrative, exclusive of depreciation and amortization shown separately below	31,127	10,482	-		41,609
Depreciation and amortization	32,630	11,666	(4,681)	(a)	39,615
Total operating expenses	117,789	42,382	(4,681)		155,490
Operating income	42,827	2,238	4,681		49,746

Other income (expense):
Interest expense	(1,361)	(7,469)	1,405	(c)	(7,425)
Gain (loss) on investments, net	124	4,159	(4,159)	(c)	124
Non-operating income, net	959	(123)	-		836
Income (loss) from continuing operations before income taxes	42,549	(1,195)	1,927		43,281

Income tax expense (benefit)	17,465	(490)	790	(c)	17,765
Net income (loss) from continuing operations	25,084	(705)	1,137		25,516
Loss from discontinued operations, net of taxes	(9,992)	-	-		(9,992)
Net income (loss)	$15,092	$(705)	$1,137		$15,524

Basic and diluted income (loss) per share:

Net income (loss) from continuing operations	$1.06	$-	$-		$1.08
Net loss from discontinued operations	(0.42)	-	-		(0.42)
Net income (loss)	$0.64	$-	$-		$0.66
Weighted average shares outstanding:
Basic	23,639	-	-		23,639
Diluted	23,701	-	-		23,701

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Certain reclassifications have been made to conform Helicon’s historical amounts to the Company’s presentation.  The pro forma adjustments included in the unaudited pro forma combined consolidated financial information are as follows:

a)
Adjustments to reflect the difference between the historical cost and the preliminary estimate of the fair value of Helicon’s identifiable tangible and intangible net assets, based upon an independent third-party preliminary valuation, and the resulting adjustment to depreciation and amortization expense.

b)	Represents the adjustment to goodwill for the amount of consideration for the acquisition in excess of the identifiable net assets acquired, determined as follows (in thousands):

Initial purchase price	$148,000
Cash withheld for working capital	(5,407)
Cash paid	142,593
Fair value of identifiable net assets	135,207
Consideration in excess of net assets acquired	$7,386

c)
Represents the debt incurred to finance the transaction, repay existing debt of the Company, pay transaction costs, and related interest expense.  The acquisition was financed with debt of $198 million utilizing a new fixed term credit facility; the Company also entered into a $50 million revolving credit facility to fund planned capital expenditures and other corporate needs.  Excess cash from the transaction will be used for working capital needs and capital expenditures.